Exhibit 32.1

Informational Addendum to Report on Form 10-Q
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

Solely for the purpose of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification may be applicable to this Report on Form 10-Q, the undersigned hereby certify that this report on Form 10-Q of Stewart & Stevenson Services, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Stewart & Stevenson Services, Inc.

/s/ Max L. Lukens
Name:	Max L. Lukens
Title:	Chairman and Interim Chief Executive Officer

/s/ John B. Simmons
Name:	John B. Simmons
Title:	Vice President and Chief Financial Officer